Exhibit 15.3

FANGDA PARTNERS

上海 Shanghai • 北京 Beijing • 深圳 Shenzhen • 香港 Hong Kong

http://www.fangdalaw.com

中国北京市朝阳区光华路1号	电子邮件 Email: email@fangdalaw.com
嘉里中心北楼27楼	电 话 Tel.: 861057695600
邮政编码: 100020	传 真 Fax: 861057695788
文 号 Ref.: 15CF1107
27/F, North Tower, Kerry Center No. 1, Guanghua Road, Chaoyang District Beijing 100020, PRC

Consent of Fangda Partners

April 28, 2016

Tuniu Corporation

Tuniu Building No. 699-32

Xuanwudadao, Xuanwu District

Nanjing, Jiangsu Province 210042

The People’s Republic of China

Dear Sirs:

We hereby consent to the reference of our name under the heading "Item 3.D. Key Information—Risk Factors", “Item 4.B. Information on the Company—Business Overview—PRC Regulation”, “Item 7.B. Major Shareholders and Related Party Transactions—Related Party Transactions—Contractual Arrangements” and “Item 18. Financial Statements—Notes to the Consolidated Financial Statements” in Tuniu Corporation’s Annual Report on Form 20-F for the year ended December 31, 2015 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2016. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Fangda Partners